Exhibit 10.1

EXECUTION VERSION

SHAREHOLDER SUPPORT AGREEMENT

SHAREHOLDER SUPPORT AGREEMENT, dated as of July 25, 2020 (this “Agreement”), by and among SCHULTZE SPECIAL PURPOSE ACQUISITION CORP, a Delaware corporation (“SPAC”), CLEVER LEAVES HOLDINGS INC., a corporation organized under the laws of British Columbia, Canada (“Holdco”), and certain of the shareholders of CLEVER LEAVES INTERNATIONAL INC., a corporation organized under the laws of British Columbia, Canada (the “Company”), whose names appear on the signature pages of this Agreement (each, a “Shareholder” and, collectively, the “Shareholders”).

WHEREAS, SPAC, Holdco, the Company and NOVEL MERGER SUB INC., a Delaware corporation and a wholly-owned direct subsidiary of Holdco (“Merger Sub”), propose to enter into, concurrently herewith, a business combination agreement (the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the BCA), which provides for, among other things, a business combination among Holdco, SPAC, the Company and Merger Sub; and

WHEREAS, as of the date hereof, each Shareholder owns of record the number of Company Common Shares and/or Company Preferred Shares set forth on such Shareholder’s signature page hereto (all such Company Common Shares and Company Preferred Shares held by each such Shareholder as of the date of this Agreement and any Company Common Shares and Company Preferred Shares of which ownership of record or the power to vote is hereafter acquired by the Shareholders prior to the termination of this Agreement being referred to herein collectively as the “Shares”).

NOW, THEREFORE, each Shareholder, severally and not jointly, hereby agrees as follows:

1. Agreement to Vote. Each Shareholder, by this Agreement, with respect to its Shares, severally and not jointly, hereby agrees (and agrees to execute such documents or certificates effectuating such agreement as SPAC may reasonably request in connection therewith) to vote, at any meeting of the Company Shareholders, and in any action by written consent of the Company Shareholders, all of such Shareholder’s Shares (a) in favor of the Company Arrangement Resolution and the Transactions, (b) against any action, agreement or transaction in respect of any Company Acquisition Proposal, or other merger, take-over bid, amalgamation, plan of arrangement, business combination, reorganization, recapitalization, dissolution, liquidation, winding up or other similar transaction involving the Company or any of the Company Subsidiaries, other than (i) the Transactions or (ii) that would reasonably prevent or materially delay the successful completion of the Transactions, including, any amendment to the (x) Company Notice of Articles or (y) Company Articles of any of the Company Subsidiaries or their respective corporate structures or capitalization, in each case, that would reasonably prevent or materially delay the successful completion of the Transactions and (c) in favor of any other matter reasonably necessary to the consummation of the Transactions and considered and voted upon by the Company Shareholders. Each Shareholder acknowledges receipt and review of a copy of the BCA. Except as expressly set forth in this Section 1, nothing in this Agreement shall limit the right of each Shareholder to vote (including by proxy or written consent, if applicable) in favor of, against or abstain with respect to any matters presented to the Company Shareholders.

2. Transfer of Shares. Absent the prior written consent of SPAC (which may be granted or withheld in SPAC’s sole discretion), each Shareholder severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (other than by operation of law), gift, lien, pledge, hypothecate, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (other than by operation of law), gift or other disposition of any Shares, or (d) take any action that would make any representation or warranty of such Shareholder herein untrue or incorrect in any respect or have the effect of preventing or disabling the Shareholder from performing its obligations hereunder.

3. No Solicitation of Transactions. Each Shareholder severally and not jointly, agrees that it will not, and will not knowingly permit any entity under its control to, directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the BCA or (b) participate in any discussions or negotiations regarding, or furnish to any person, any information with respect to, or otherwise cooperate in any way with respect to, or knowingly assist or participate in, knowingly facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to a violation of the BCA. Each Shareholder shall, and shall direct its representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any transaction involving the Company or any Company Subsidiary (other than the Transactions) to the extent required by the BCA. Notwithstanding the foregoing, nothing herein shall prevent any Shareholder or any Representative of any Shareholder from acting in his capacity as an officer or director of the Company or from taking or participating in any action otherwise precluded pursuant to this Agreement that such person is entitled to take pursuant to the BCA in his or her capacity as an officer or director of the Company (and any such permitted action shall not be deemed to be a violation of this Section 3).

4. No Proxy Solicitations. Each Shareholder severally and not jointly, agrees that it will not, and will not permit any entity under the Shareholder’s control to, directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit proxies or become a participant in a solicitation in opposition to or competition with the Transactions, (b) assist any person, entity or group in taking or planning any action that would or could reasonably be expected to compete with, restrain, materially delay the completion of the Transactions or (c) act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing or competing with the Company or its affiliates in connection with the Transactions.

5. Other Restrictions. Each Shareholder severally and not jointly, agrees that it will not, and will not permit any entity under its control to: (a) exercise any Arrangement Dissent Rights provided under applicable Laws or otherwise in connection with the Transactions or (b) grant any proxy, power of attorney or other right to vote the Shares, except for proxies or voting instructions to vote such Shares in accordance with Section 1 hereof.

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6. Lockup.

(a)  For purposes of this Section 6:

(i)  “Immediate Family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

(ii)  “Lockup Period” means the period commencing on the effective date of the registration statement on Form S-4 relating to the Transactions and ending on the earlier of (A) the date that is one (1) year following the Closing Date and (B) the date on which the closing price of the Holdco Common Shares on Nasdaq as reported by Bloomberg Financial L.P. using the AQR function equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within any consecutive 30-trading day period commencing after the 180th day after the Closing Date.

(iii)  “Subject Securities” means any Subject Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Subject Common Shares owned, directly or indirectly, by any Shareholder, or under control or direction of any Shareholder or with respect to which any Shareholder has beneficial ownership.

(iv)  “Subject Common Shares” means common shares of the Company or Holdco, owned, directly or indirectly, by any Shareholder, or under control or direction of any Shareholder or with respect to which any Shareholder has beneficial ownership.

(b)  Each Shareholder hereby acknowledges, covenants and agrees that, without the prior written consent of Holdco, such Shareholder will not, during the Lockup Period: (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Subject Securities or (ii) enter into, or allow to exist, any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Subject Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Subject Common Shares or other securities of Holdco, in cash, or otherwise. Each Shareholder further agrees to execute such agreements as may be reasonably requested by the Company in connection with the Transactions that are consistent with this Section 6 or that are necessary to give further effect thereto.

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(c)  The foregoing provisions of Section 6(b) shall not apply to the following:

(i)  transactions relating to Holdco Common Shares acquired by such Shareholder in open market transactions, provided that it shall be a condition to the transfer that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting such transfer of the Holdco Common Shares, shall be required or shall be voluntarily made during the Lockup Period;

(ii)  transfers of Holdco Common Shares as a bona fide gift, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(iii)  transfers of Holdco Common Shares to any trust or other entity formed for estate planning purposes for the direct or indirect benefit of such Shareholder or the Immediate Family of such Shareholder, provided that (A) the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and (B) any such transfer shall not involve a disposition for value;

(iv)  transfers of Holdco Common Shares by will or intestate succession, provided that (A) the transferee agrees to be bound in writing by the restrictions set forth herein and (B) any such transfer shall not involve a disposition for value;

(v)  transfers of Holdco Common Shares pursuant to a qualified domestic order or in connection with a divorce settlement, provided the transferee agrees to be bound in writing by the restrictions set forth herein;

(vi)  transfers of Holdco Common Shares to another person that controls, is controlled by or is under common control or management with such Shareholder, if applicable, provided that (A) the transferee or distributee agrees to be bound in writing by the restrictions set forth herein and (B) any such transfer shall not involve a disposition for value;

(vii)  distributions of Holdco Common Shares to members, partners or shareholders of such Shareholder, if applicable, provided that (A) the transferee or distributee agrees to be bound in writing by the restrictions set forth herein and (B) any such transfer shall not involve a disposition for value;

(viii)  transfers of Holdco Common Shares to officers, directors or affiliates of such Shareholder, if applicable, provided that (A) the transferee or distributee agrees to be bound in writing by the restrictions set forth herein, (B) any such transfer shall not involve a disposition for value and (C) no filing under Section 16(a) of the Exchange Act, reporting such transfer of the Holdco Common Shares, shall be required or shall be voluntarily made during the Lockup Period; or

(ix)  pledges of shares of the Holdco Common Shares as security or collateral in connection with any borrowing or the incurrence of any indebtedness of such Shareholder, provided that such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers, provided further that the Holdco Common Shares pledged remain subject to this Section 6.

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7. Representations and Warranties. Each Shareholder severally and not jointly, represents and warrants to SPAC as follows:

(a)  The execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States Law applicable to such Shareholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity (except for filings with the Securities and Exchange Commission (the “SEC”) by such Shareholder or as would not impact Shareholder’s ability to perform or comply with its obligations under this Agreement in any material respect), (iii) result in the creation of any encumbrance on any Shares (other than pursuant to this Agreement) or (iv) if applicable, conflict with or result in a breach of or constitute a default under any provision of such Shareholder’s governing documents.

(b)  Such Shareholder owns exclusively, beneficially and of record and has good, valid and marketable title to the Shares set forth on such Shareholder’s signature page hereto free and clear of any security interest, lien, claim, pledge, hypothecate, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws or (iii) as specifically disclosed on such Shareholder’s signature page hereto, and has, except as specifically disclosed on such Shareholder’s signature page hereto, the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Shares, and such Shareholder does not own, directly or indirectly, any other Shares.

(c)  Such Shareholder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Shareholder.

8. Termination. This Agreement and the obligations of the Shareholders under this Agreement shall automatically terminate: (a) upon the earliest of (i) the Merger Effective Time and (ii) the termination of the BCA in accordance with its terms, provided, however, that, if a Company Acquisition Proposal shall have been publicly announced or shall have become publicly known prior to or on the date of termination of the BCA, then this Agreement and the obligations of the Shareholders under this Agreement (other than the obligations under Section 6) shall automatically terminate instead upon the date that is ninety (90) days following termination of the BCA in accordance with its terms; and (b) solely with respect to Section 6, upon the earliest of (i) the termination of the BCA in accordance with its terms and (ii) the last date on which a party hereto has any obligations hereunder in accordance with the terms hereof. Nothing in this Section 8 shall relieve any party of liability for fraud or willful breach of this Agreement occurring prior to termination.

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9. Miscellaneous.

(a)  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 9. (a)):

If to SPAC, to it at:

Schultze Special Purpose Acquisition Corp.
800 Westchester Avenue, Suite S-632

Rye Brook, New York 10573
Attention: George Schultze; Gary Julien
Email: schultze@samco.net; gjulien@samco.net

with a copy to:

Greenberg Traurig, P.A.
333 SE 2nd Avenue, Suite 4400

Miami, Florida 33131
Attention: Alan I. Annex, Esq.

Email: annexa@gtlaw.com

If to Holdco, to it at:

Clever Leaves Holdings Inc.

c/o Clever Leaves International Inc.

489 Fifth Avenue, 27th Floor
New York NY 10017

Attention: CEO

Email: kyle.detwiler@cleverleaves.com

with a copy to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention: Sebastian L. Fain, Esq.

Email: sebastian.fain@freshfields.com

If to a Shareholder, to the address or email address set forth for Shareholder on the signature page hereof.

(b)  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c)  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that SPAC may assign all or any of its rights and obligations hereunder to any affiliate of SPAC.

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(d)  This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and SPAC’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Shareholder shall be liable for the breach by any other Shareholder of this Agreement.

(e)  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(f)  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, except to the extent mandatorily governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(g)  The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) references herein to any gender (including the neuter gender) includes each other gender; (g) the word “or” shall not be exclusive; (h) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; and (i) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h)  This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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(i)  This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(j)  This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(k)  This Agreement shall not be effective or binding upon any Shareholder until after such time as the BCA is executed and delivered by the Company, SPAC, Holdco and Merger Sub.

(l)  Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this paragraph (l)

(m)  Notwithstanding anything to the contrary in this Agreement (including Section 2 and Section 6), nothing herein shall be deemed to limit, restrict or prohibit the Shareholder from having any Shares (including Subject Securities) with respect to which Cash Arrangement Consideration is to be received pursuant to the terms of the BCA exchanged (if any) for the Cash Arrangement Consideration in accordance with the terms of the BCA.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SCHULTZE SPECIAL PURPOSE ACQUISITION cORP.

By:
Name:
Title:

CLEVER LEAVES HOLDINGS INC.

By:
Name:
Title:

[Signature page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[KEY COMPANY SHAREHOLDER]

By:
Name:
Title:

Address:

Email:

Number of Company Common Shares	Number of Company Preferred Shares